AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of January 3, 2012 by and between CBRE Clarion Securities LLC (the "Adviser") and The Advisors' Inner Circle Fund (the "Trust") (the "Agreement"), on behalf of each series of the Trust set forth in Schedule A attached hereto (each a "Fund," and collectively, the "Funds").

WHEREAS, the Trust is a Massachusetts voluntary association (commonly known as a business trust) organized under an Agreement and Declaration of Trust, dated July 18, 1991, as amended and restated as of February 18, 1997 and amended May 15, 2012 (the "Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated December 19, 2011 (the "Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of each such Fund;

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain each Fund's Ordinary Operating Expenses (as hereinafter defined) at a level necessary in order to maintain each Fund's expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for such Fund in Schedule A hereto;

NOW  THEREFORE,  the  parties  hereto  agree  as  follows:

1.       EXPENSE  LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. To the extent that the total fund operating expenses incurred by a Fund in any fiscal year, including but not limited to investment advisory fees payable to the Adviser but excluding interest, dividend, interest and stock loan expense on securities sold short, taxes, brokerage commissions, acquired fund fees and expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Fund's business ("Ordinary Operating Expenses"), expressed as a percentage of the Fund's average daily net assets, exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

1.2. MAXIMUM ANNUAL OPERATING EXPENSE LIMIT. The Maximum Annual Operating Expense Limit with respect to each Fund shall be the amount specified in Schedule A, expressed as a percentage of the average daily net assets of each Fund.

1.3. METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Ordinary Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Ordinary Operating Expenses of a Fund for any month exceed the Maximum Annual Operating Expense Limit of such Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Ordinary Operating Expenses for such month to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party (either a Fund or the Adviser) in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount. Such adjustment may result in the payment by a Fund to the Adviser of investment advisory fees in an amount greater than the contractual rate set forth in the Advisory Agreement. Any such payment made by a Fund in accordance with this provision shall be outside the scope of the reimbursement provisions of Section 2, below.

2.     REIMBURSEMENT  OF  FEE  WAIVERS  AND  EXPENSE  REIMBURSEMENTS.

2.1. REIMBURSEMENT. If in any year in which the Advisory Agreement is still in effect and the estimated aggregate Ordinary Operating Expenses of a Fund for the fiscal year are less than the Maximum Annual Operating Expense Limit, the Adviser shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the investment advisory fees waived or reduced and other payments remitted by the Adviser to such Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Fund, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Fund to the Adviser, pursuant to this Section 2, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2. BOARD NOTIFICATION. The Board shall be provided a quarterly report of any reimbursements paid to the Adviser pursuant to this agreement.

2.3. METHOD OF COMPUTATION. To determine each Fund's accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Ordinary Operating Expenses of each Fund shall be annualized as of the last day of the month. If the annualized Ordinary Operating Expenses of a Fund for any month are less than the Maximum Annual Operating Expense Limit of such Fund, such Fund shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Ordinary Operating Expenses of that Fund for such month to an amount no greater than the Maximum Annual Operating Expense Limit of that Fund, provided that the amount payable to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, amounts accrued pursuant to this Section 2 shall be a liability of the Fund for purposes of determining the Fund's net asset value.

2.4. PAYMENT AND YEAR-END ADJUSTMENT. Amounts accrued pursuant to this Agreement shall be payable to the Adviser as of the last day of each month. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party (a Fund or the Adviser) in order that the actual Ordinary Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

3.     TERM  AND  TERMINATION  OF  AGREEMENT.

This Agreement shall continue in effect with respect to each Fund until the date indicated on Schedule A ("Initial Term End Date") and shall thereafter continue in effect from year to year for successive one-year periods, provided that this Agreement may be terminated, without payment of any penalty, with respect to any such Fund:

(i)  by  the  Trust,  for  any  reason  and  at  any  time;  and

(ii) by the Adviser, for any reason, upon ninety (90) days' prior written notice to the Trust at its principal place of business, such termination to be effective as of the close of business on the last day of the then-current one-year period; or at such earlier time provided that such termination is approved by majority vote of the Trustees and the Independent Trustees voting separately.

This Agreement shall automatically terminate upon termination of the Advisory Agreement.

4.     MISCELLANEOUS.

4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.


IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.


THE  ADVISORS'  INNER  CIRCLE  FUND,
on  behalf  of  each  series  of  the  Trust  set  forth  in  Schedule  A


/s/  Dianne  M. Descoteaux
-------------------------------
Dianne  M.  Descoteaux
Vice  President  and  Secretary


CBRE  CLARION  SECURITIES  LLC


/s/  T. Ritson Ferguson
--------------------------
T. Ritson Ferguson
CEO



As amended and restated on: May 14, 2013

                                   SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

-------------------------------------------------------------------------------------------------------------
NAME OF FUND                      SHARE CLASS                  MAXIMUM ANNUAL           INITIAL TERM END
                                                                 OPERATING                    DATE
                                                               EXPENSE LIMIT
-------------------------------------------------------------------------------------------------------------
CBRE Clarion              Institutional Class Shares               1.64%                February 28, 2014
Long/Short Fund
-------------------------------------------------------------------------------------------------------------
CBRE Clarion                 Investor Class Shares                 1.99%                February 28, 2014
 Long/Short Fund
-------------------------------------------------------------------------------------------------------------
CBRE Clarion Global       Institutional Class Shares               1.25%                February 28, 2015
Infrastructure Value
Fund
-------------------------------------------------------------------------------------------------------------
CBRE Clarion Global          Investor Class Shares                 1.60%                February 28, 2015
Infrastructure Value
Fund
-------------------------------------------------------------------------------------------------------------
